                           May 8, 1997


Via EDGAR and Facsimile
-----------------------

Securities and Exchange Commission
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn: Edward M. Kelly
      Mail Stop 7-2

           Re: EquiVantage Acceptance Corp. Registration Statement on Form
               S-3 (File No. 333-22343)

Ladies and Gentlemen:

     Reference is made to the captioned registration statement filed with the Commission on February 25, 1997, as amended by Amendment No. 1 thereto ("Amendment No. 1") filed with the Commission on May 5, 1997. The Registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (notwithstanding the fact that a security rating pursuant to Transaction Requirement B.5. has not yet been obtained, which security rating requirement, in the reasonable belief of the Registrant, will be met by the time of any sale) and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 1997.

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Securities and Exchange Commission
May 8, 1997
Page 2

                                                   EQUIVANTAGE ACCEPTANCE CORP.

                                                   By: /s/ John E. Smith
                                                       ------------------------
                                                       John E. Smith
                                                       President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                           Title                     Date
--------------------                   -----                     ----

/s/ John E. Smith           President (Principal Executive     May 8, 1997
------------------          Officer) and Director
John E. Smith

       *                    Senior Vice President,             May 8, 1997
------------------          General Counsel, Secretary
Karen S. Crawford           and Director

       *                    Senior Vice President and          May 8, 1997
------------------          Chief Financial Officer
Elizabeth Folk              (Principal Financial Officer
                            and Principal Accounting
                            Officer)

       *                    Director                           May 8, 1997
------------------
James Tang

------------------          Director                           May 8, 1997
Don R. Ivey

------------------          Director                           May 8, 1997
Jerry Swank

*By: /s/ John E. Smith
    ---------------------
    John E. Smith
    Attorney-in-Fact


cc:  James A. Blalock III
     Hu A. Benton
     Christine Bianchine